Exhibit 7
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                               BRUNO'S, INC.,

                                 as Issuer,



                                $400,000,000

                  10 1/2% SENIOR SUBORDINATED NOTES DUE 2005



                             _________________

                        FIRST SUPPLEMENTAL INDENTURE

                        Dated as of August 18, 1995
                             _________________





                            MARINE MIDLAND BANK,

                                 as Trustee






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                             TABLE OF CONTENTS

                                                                       PAGE


                                 ARTICLE 1
                                DEFINITIONS . . . . . . . . . . . . . .   1
     Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . .   1
     Section 1.02.  Other Definitions . . . . . . . . . . . . . . . . .  12
     Section 1.03.  Incorporation by Reference of Trust Indenture Act .  12
     Section 1.04.  Rules of Construction . . . . . . . . . . . . . . .  13

                                 ARTICLE 2
                                 REDEMPTION . . . . . . . . . . . . . .  14
     Section 2.01.  Selection of Securities to Be Redeemed  . . . . . .  14
     Section 2.02.  Optional Redemption.  . . . . . . . . . . . . . . .  14
     Section 2.03.  Offer to Purchase by Application of Excess
                    Proceeds  . . . . . . . . . . . . . . . . . . . . .  15

                                 ARTICLE 3
                                 COVENANTS  . . . . . . . . . . . . . .  17
     Section 3.01.  Reports . . . . . . . . . . . . . . . . . . . . . .  17
     Section 3.02.  Taxes . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 3.03.  Stay, Extension and Usury Laws  . . . . . . . . . .  17
     Section 3.04.  Restricted Payments . . . . . . . . . . . . . . . .  18
     Section 3.05.  Dividend and Other Payment Restrictions Affecting
                    Subsidiaries  . . . . . . . . . . . . . . . . . . .  20
     Section 3.06.  Limitations on Incurrence of Indebtedness and
                    Issuance of Disqualified Stock  . . . . . . . . . .  21
     Section 3.07.  Asset Sales . . . . . . . . . . . . . . . . . . . .  22
     Section 3.08.  Transactions with Affiliates  . . . . . . . . . . .  23
     Section 3.09.  Liens . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 3.10.  Offer to Purchase Upon Change of Control  . . . . .  24
     Section 3.11.  Limitation on Other Senior Subordinated
                    Indebtedness  . . . . . . . . . . . . . . . . . . .  25
     Section 3.12.  Limitation on Principal Amount, etc.  . . . . . . .  26

                                 ARTICLE 4
                                 SUCCESSORS . . . . . . . . . . . . . .  26
     Section 4.01.  Merger, Consolidation, or Sale of All or
                    Substantially All Assets  . . . . . . . . . . . . .  26

                                 ARTICLE 5
                           DEFAULTS AND REMEDIES  . . . . . . . . . . .  26
     Section 5.01.  Events of Default . . . . . . . . . . . . . . . . .  26
     Section 5.02.  Acceleration  . . . . . . . . . . . . . . . . . . .  27
     Section 5.03.  Compliance Certificate; Notices of Default  . . . .  28

                                 ARTICLE 6
                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE  . . . . . .  28
     Section 6.01.  Option to Effect Legal Defeasance or Covenant
                    Defeasance  . . . . . . . . . . . . . . . . . . . .  28
     Section 6.02.  Legal Defeasance and Discharge  . . . . . . . . . .  28
     Section 6.03.  Covenant Defeasance . . . . . . . . . . . . . . . .  28
     Section 6.04.  Conditions to Legal or Covenant Defeasance  . . . .  29

                                 ARTICLE 7
                         SATISFACTION AND DISCHARGE . . . . . . . . . .  30
     Section 7.01.  Satisfaction and Discharge of Indenture . . . . . .  30





















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                                 ARTICLE 8
                     AMENDMENT, SUPPLEMENT AND WAIVER   . . . . . . . .  31
     Section 8.01.  Without Consent of Holders of Securities  . . . . .  31
     Section 8.02.  With Consent of Holders of Securities . . . . . . .  31
     Section 8.03.  Revocation and Effect of Consents . . . . . . . . .  33
     Section 8.04.  Notation on or Exchange of Securities . . . . . . .  33
     Section 8.05.  Payment for Consents  . . . . . . . . . . . . . . .  33

                                 ARTICLE 9
                               SUBORDINATION  . . . . . . . . . . . . .  33
     Section 9.01.  Agreement to Subordinate. . . . . . . . . . . . . .  33
     Section 9.02.  Certain Definitions.  . . . . . . . . . . . . . . .  34
     Section 9.03.  Liquidation; Dissolution; Bankruptcy  . . . . . . .  34
     Section 9.04.  Default on Designated Senior Indebtedness . . . . .  35
     Section 9.05.  Acceleration of Securities  . . . . . . . . . . . .  36
     Section 9.06.  When Distribution Must Be Paid Over . . . . . . . .  36
     Section 9.07.  Notice by Company . . . . . . . . . . . . . . . . .  36
     Section 9.08.  Subrogation . . . . . . . . . . . . . . . . . . . .  36
     Section 9.09.  Relative Rights . . . . . . . . . . . . . . . . . .  37
     Section 9.10.  Subordination May Not Be Impaired by Company  . . .  37
     Section 9.11.  Distribution or Notice to Representative  . . . . .  37
     Section 9.12.  Rights of Trustee and Paying Agent  . . . . . . . .  37
     Section 9.13.  Authorization to Effect Subordination . . . . . . .  38
     Section 9.14.  Amendments  . . . . . . . . . . . . . . . . . . . .  38
     Section 9.15.  Modification of Terms of Senior Indebtedness  . . .  38
     Section 9.16.  Reliance on Judicial Order or Certificate of
          Liquidation Agent . . . . . . . . . . . . . . . . . . . . . .  38

                                 ARTICLE 10
                           SUBSIDIARY GUARANTEES  . . . . . . . . . . .  39
     Section 10.01. Subsidiary Guarantee. . . . . . . . . . . . . . . .  39
     Section 10.02. Execution and Delivery of Subsidiary Guarantee. . .  40
     Section 10.03. Subsidiary Guarantors May Consolidate, etc., on
                    Certain Terms.  . . . . . . . . . . . . . . . . . .  40
     Section 10.04. Releases From Subsidiary Guarantees.  . . . . . . .  41

                                 ARTICLE 11
                               MISCELLANEOUS  . . . . . . . . . . . . .  41
     Section 11.01. No Personal Liability of Partners, Directors,
                    Officers, Employees and Stockholders  . . . . . . .  41
     Section 11.02. Priority of Supplemental Indenture  . . . . . . . .  41
     Section 11.03. Governing Law . . . . . . . . . . . . . . . . . . .  42
     Section 11.04. Appointment of Paying Agent, etc. . . . . . . . . .  42


     Exhibits:

     Exhibit A Form of Senior Subordinated Note
     Exhibit B Form of Subsidiary Guarantee



























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          FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"),
dated as of August 18, 1995, between Bruno's, Inc., an Alabama corporation (the "Company"), and Marine Midland Bank, as trustee (the "Trustee"), to the INDENTURE (the "Original Indenture" and, together with the Supplemental Indenture, the "Indenture"), dated as of August 18, 1995, between the Company and the Trustee. Pursuant to Section 3.01 of the Original Indenture, the Company and the Trustee desire to set forth the terms of a new series of securities. Therefore, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of $400,000,000 aggregate principal amount of 10 1/2% Senior Subordinated Notes due 2005 (the "Securities"):

                                 ARTICLE 1
                                DEFINITIONS

SECTION 1.01.  DEFINITIONS.

     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Original Indenture.

     "Acquired Indebtedness" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Asset Sale" means: (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than: (a) a disposition of Cash Equivalents or inventory or goods held for sale in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company; (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 4.01 hereof or any disposition that constitutes a Change of Control pursuant to the Indenture; (c) any disposition that is a Restricted Payment or that is a dividend or distribution permitted pursuant to Section 3.04 hereof or any Investment that is not prohibited thereunder or any disposition of cash or Cash Equivalents; (d) any disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $1 million; (e) the lease, assignment of a lease or sub-lease of any real or personal property in the ordinary course of business; (f) dispositions, which together with other dispositions, result in Net Proceeds not to exceed $20 million; or
(g) foreclosures on assets.


















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     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet in accordance with GAAP.

     "Capital Stock" means with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, including, without limitation, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and (viii) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from Standard & Poor's Ratings Group or "A2" or higher from Moody's Investors Service, Inc.

     "Change of Control" means the occurrence of any of the following:

               (i) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole;

               (ii) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange
     Act), other than the Permitted Holder and its Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 35% or more of the total voting power of the Voting Stock of the Company and beneficially owns more than the Permitted Holder and its Related Parties;

               (iii) the first day within any two-year period on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

















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               (iv) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than (A) any such transaction where (1) the outstanding Voting Stock of the Company is converted into or exchanged for (I) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and/or
     (II) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and
     (2) the "beneficial owners" of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction or (B) any such transaction as a result of which the Permitted Holder or its Affiliates own a majority of the total Voting Stock and Capital Stock of the surviving or transferee corporation immediately after the transaction.

     "Commission" means the Securities and Exchange Commission.

     "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense and other noncash charges (excluding any noncash item that represents an accrual, reserve or amortization of a cash expenditure for a future period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any period, the sum of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (except to the extent accrued in a prior period), to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of Capitalized Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, excluding amortization of deferred financing fees) and
(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that (i) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Wholly Owned Subsidiary thereof in respect of such period, (ii) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition and (iii) the Net Income for such period of any Restricted Subsidiary that is not a Subsidiary Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived.














                                     3

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     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the Issuance Date or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is any designee of the Permitted Holder or its Affiliates or was nominated by the Permitted Holder or its Affiliates or any designees of the Permitted Holder or its Affiliates on the Board of Directors.

     "Credit Facility" means, that certain credit facility, dated as of August 18, 1995, among the Company and the lenders thereto, including any related guarantees, collateral documents, instruments and agreements executed in connection therewith, and such Credit Facility shall include any amendment, extension, renewal, restatement or refunding thereof or any credit facility that replaces, refunds or refinances any part of the loans or commitments thereunder.

     "Crimson Associates" means Crimson Associates, L.P., a Delaware limited partnership.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Deferred Compensation Agreements" means those agreements between the Company and certain employees providing for retirement benefits.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is puttable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Senior Subordinated Note Maturity Date; provided, however, that if such Capital Stock is either (i) redeemable or repurchaseable solely at the option of such Person or (ii) issued to employees of the Company or its Subsidiaries or to any plan for the benefit of such employees, such Capital Stock shall not constitute Disqualified Stock unless so designated.

     "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a), plus (c) Consolidated Interest Expense of such Person for such period, plus (d) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and otherwise determined in accordance with GAAP, plus (e) LIFO charges (credit) of such Person and its consolidated Subsidiaries for such period, plus (f) the amount of any restructuring charge or reserve recorded during such period in accordance with GAAP, including any reserve or charge related to the Merger, plus (g) without duplication, any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of a cash reserve for anticipated cash charges for any future period), less, without duplication, (h) non-cash items increasing Consolidated Net Income of such Person for such period (excluding any















                                     4

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items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period) in each case determined in accordance with GAAP, less (i) the amount of all cash payments made by such Person or its Restricted Subsidiaries during such period to the extent that such cash payment has been provided for in a restructuring charge or reserve referred to in clause (f) above (and was not otherwise deducted in the computation of Consolidated Net Income of such Person for such period).

     "Employment Continuity Agreements" means agreements between the Company and certain employees providing for lump sum cash payments if such employee is terminated without cause by the Company or terminated with cause within one year of a "change of control" (as defined therein) of the Company.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Issuance Date, plus interest accruing thereon, after application of the net proceeds of the sale of the Securities as described in the Prospectus Supplement, dated August 10, 1995, relating to the Securities, until such amounts are repaid.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings with respect to which the related commitment remains outstanding) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions which constitute all or substantially all of an operating unit of a business and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition which constitutes all or substantially all of an operating unit of a business, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate (provided that the Company will deliver to the Trustee a copy of any documentation necessary to evidence the designation of such optional rate).

     "Fixed Charges" means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person for such period and
(b) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For the purposes hereof, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

     "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "Holder" means a registered holder of the Securities.


















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     "Indebtedness" means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent (i) in respect of borrowed money,
(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes an accrued expense or trade payable or any other monetary obligation of a trade creditor (whether or not an Affiliate), or (iv) representing any Hedging Obligations, if and to the extent of any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) that would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person).

     "Indenture" means the Indenture between the Company and Marine Midland Bank, as trustee, dated as of August 18, 1995, as amended and supplemented by this Supplemental Indenture and as it may from time to time be supplemented or amended hereafter.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees), advances or capital contributions (excluding advances to customers, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

     "Issuance Date" means the closing date for the sale and original issuance of the Securities under the Indenture.

     "KKR" means Kohlberg Kravis Roberts & Co., a private investment firm.

     "Letter of Credit Obligations" means Indebtedness of the Company or any of its Restricted Subsidiaries with respect to letters of credit issued pursuant to the Credit Facility which shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing), and (b) the aggregate amount that has then been paid by, and not reimbursed to, the issuers under such letters of credit.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

     "Merger" means the merger of Crimson Acquisition Corp., a wholly-owned subsidiary of Crimson Associates, with and into the Company, with the Company continuing as the surviving corporation.

     "Mortgage Financing" means the incurrence by the Company or a Subsidiary of the Company of any Indebtedness secured by a mortgage or other Lien on real property acquired or improved by the Company or any Subsidiary of the Company after the date of the Indenture.

     "Mortgage Refinancing" means the incurrence by the Company or a Subsidiary of the Company of any Indebtedness secured by a mortgage or other Lien on real property subject to a mortgage or other Lien existing on the date of the Indenture or created or incurred subsequent to the date of the Indenture as permitted by the terms of the Indenture and owned by the Company or any Subsidiary of the Company.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any capital stock or marketable securities.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than required by clause (i) of the second paragraph of Section 3.07 hereof) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the sale by the Company of its 10 1/2% Senior Subordinated Notes due 2005.

     "Officers' Certificate" means a certificate signed on behalf of the Company or a Subsidiary Guarantor, as the case may be, by two officers of the Company or a Subsidiary Guarantor, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or a Subsidiary Guarantor, as the case may be, that meets the requirements set forth herein.

     "Pari Passu Indebtedness" means Indebtedness which ranks pari passu in right of payment to the Securities or Subsidiary Guarantees in respect thereof.

     "Permitted Holder" means Crimson Associates and any of its Affiliates.

     "Permitted Investments" means (a) any Investments in the Company or any Restricted Subsidiary that is a Subsidiary Guarantor; (b) any Investments in cash and Cash Equivalents; (c) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary that is a Subsidiary Guarantor or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary that is a Subsidiary Guarantor; (d) any Related Business Investment; (e) Investments in securities not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant Section 3.07 hereof or any other disposition of assets not constituting an Asset Sale; (f) Investments existing on the Issuance Date; (g) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of Section 3.08 hereof (except transactions described in clauses (ii) and (viii) of such paragraph); (h) Investments by Restricted Subsidiaries that are Subsidiary Guarantors in other Restricted Subsidiaries that are Subsidiary Guarantors and Investments by Subsidiaries which are not Restricted Subsidiaries in other Subsidiaries which are not Restricted Subsidiaries; (i) advances to employees not in excess of $10 million outstanding at any one time; (j) Obligations or Equity Interests received in connection with any good faith settlement or bankruptcy proceeding; (k) Hedging Obligations; (l) Investments by the Company or any Restricted Subsidiary consisting of the transfer, assignment or other disposition of any property, lease or other asset in existence on the Issuance Date and used primarily in the operations of stores operating under the Piggly Wiggly name on the date of the Indenture to a Restricted Subsidiary; (m) Investments by the Company or any Restricted Subsidiary in Restricted Subsidiaries that are not Subsidiary Guarantors in an aggregate amount not to exceed $15 million at any one time outstanding; and (n) additional Investments in an aggregate amount not exceeding $25 million.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

     "Principal Business" means the supermarket and retail and wholesale food sale and distribution business and any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

     "Prospectus Supplement" means the prospectus supplement relating to the offering of the Securities, dated August 10, 1995.

     "Related Business Investment" means (i) any Investment by a Person in any other Person that is not a Subsidiary of the Company and a majority of whose revenues are derived from the operation of one or more retail grocery stores or supermarkets or any other line of business engaged in by the Company or any of its Subsidiaries as of the Issuance Date or in the business of owning and/or leasing real estate related to such activities;
(ii) any Investment by such Person in any cooperative or other supplier, including, without limitation, any joint venture which is intended to supply any product or service useful to the business of the Company and its Subsidiaries as it is conducted as of the Issuance Date and as such business may thereafter evolve or change, and any capital expenditure or Investment, in each case reasonably related to the business of the Company and its Subsidiaries as it is conducted as of the Issuance Date and as such business may thereafter evolve or change; and (iii) any Investment in PM Associates or any successor thereto by way of merger, consolidation, combination or the sale of all or substantially all of its assets; provided that such Investment is for the purpose of the activities described in clause (i).

     "Related Parties" means any Person controlled by the Permitted Holder, including any partnership of which the Permitted Holder or its Affiliates is the general partner.

     "Repurchase Offer" means an offer made by the Company to purchase all or any portion of a Holder's Securities pursuant to Sections 2.03, 3.07 or
3.10 hereof.

     "Restricted Investment" means (i) an Investment other than a Permitted Investment, (ii) any sale, conveyance, lease, transfer or other disposition of assets at less than fair market value to an Unrestricted Subsidiary, provided that the amount of such Restricted Investment under this clause
(ii) shall be such difference in value or (iii) the designation of a Restricted Subsidiary to be an Unrestricted Subsidiary, provided that the amount of such Restricted Investment under this clause (iii) shall be the portion (proportionate to the Company's direct or indirect equity interest in such Subsidiary) of the book value of the shareholders' investment (excluding retained earnings) set forth on the balance sheet of such Subsidiary in accordance with GAAP as of the most recently ended fiscal quarter for which internal financial statements are available.

     "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Company that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

     "Securities" means the 10 1/2% Senior Subordinated Notes due 2005 of the Company, substantially in the form of Exhibit A hereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Subordinated Interest Payment Date" means February 1 and August 1 of each year.

     "Senior Subordinated Note Maturity Date" means August 1, 2005.

     "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issuance Date.

     "Subordinated Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to any other Indebtedness.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Subsidiary Guarantee" means the guarantee of the Securities by a Subsidiary Guarantor pursuant to Article 10 hereof.

     "Supplemental Indenture" means this First Supplemental Indenture between the Company and Marine Midland Bank, as trustee, dated as of August 18, 1995.

     "TIA" means the Trust Indenture Act of 1939, as amended.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below, and provided that the Company concurrently delivers a copy of any such designation or Board Resolution to the Trustee) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such subsidiary owns any Equity Interests of, or owns, or holds any Lien on, any property of, any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated), provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests(including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company,
(b) the Company certifies that such designation complies with Section 3.04 hereof and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 3.06 hereof on a pro forma basis taking into account such designation.

     "Voting Stock" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

     "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 95% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.
                                                            Defined in
           Term                                               Section

      "Affiliate Transaction" . . . . . . . . . . . . . .       3.08
      "Change of Control Offer" . . . . . . . . . . . . .       3.10
      "Change of Control Payment" . . . . . . . . . . . .       3.10
      "Change of Control Payment Date"  . . . . . . . . .       3.10
      "Covenant Defeasance" . . . . . . . . . . . . . . .       6.03
      "Designated Senior Indebtedness"  . . . . . . . . .       9.02
      "Event of Default"  . . . . . . . . . . . . . . . .       5.01
      "Excess Proceeds" . . . . . . . . . . . . . . . . .       3.07
      "Excess Proceeds Offer" . . . . . . . . . . . . . .       2.03
      "incur" . . . . . . . . . . . . . . . . . . . . . .       3.06
      "Legal Defeasance"  . . . . . . . . . . . . . . . .       6.02
      "Offer Amount"  . . . . . . . . . . . . . . . . . .       2.03
      "Offer Period"  . . . . . . . . . . . . . . . . . .       2.03
      "Permitted Refinancing" . . . . . . . . . . . . . .       3.06
      "Purchase Date" . . . . . . . . . . . . . . . . . .       2.03
      "Refinancing Indebtedness"  . . . . . . . . . . . .       3.06
      "Representative"  . . . . . . . . . . . . . . . . .       9.02
      "Retired Capital Stock" . . . . . . . . . . . . . .       3.04
      "Restricted Payments" . . . . . . . . . . . . . . .       3.04
      "Refunding Capital Stock" . . . . . . . . . . . . .       3.04
      "SEC Reports" . . . . . . . . . . . . . . . . . . .       3.01
      "Senior Indebtedness"   . . . . . . . . . . . . . .       9.02

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

      Whenever this Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of the Indenture. The defined terms in the Original Indenture are incorporated herein by reference, but notwithstanding the foregoing, in the event of a conflict between the defined terms set forth herein and the defined terms set forth in the Original Indenture, the defined terms set forth herein shall control.

      The following TIA terms used in this Supplemental Indenture have the following meanings:

      "indenture securities" means the Securities;

      "indenture security holder" means a Holder of a Security;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the Securities means the Company and any successor obligor upon the Securities.

      All other terms used in the Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

      (1)   a term has the meaning assigned to it;

      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (3)   "or" is not exclusive;

      (4) words in the singular include the plural, and in the plural include the singular; and

      (5)   provisions apply to successive events and transactions.

                                 ARTICLE 2
                                 REDEMPTION

SECTION 2.01.  SELECTION OF SECURITIES TO BE REDEEMED.

      If less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements), provided that no Securities of $1,000 or less shall be redeemed in part.

      If less than all of the Securities are to be purchased in an Asset Sale Offer at any time, selection of such Securities for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements), provided that no Securities of $1,000 or less shall be purchased in part.

     Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Securities to be purchased or redeemed at such Holder's registered address. If any Security is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

     A new Security in principal amount equal to the unpurchased or unredeemed portion of any Security purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the purchase or redemption date, unless the Company defaults in payment of the purchase or redemption price, interest shall cease to accrue on Securities or portions thereof purchased or called for redemption.

SECTION 2.02.  OPTIONAL REDEMPTION.

       Except as described below, the Securities are not redeemable at the Company's option prior to August 1, 2000. From and after August 1, 2000, the Securities will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:



                                               Percentage of
 Year                                        Principal Amount
 ----                                        ----------------

 2000  . . . . . . . . . . . . . . . . . . . . .   105.25%

 2001  . . . . . . . . . . . . . . . . . . . . .   103.50%

 2002  . . . . . . . . . . . . . . . . . . . . .   101.75%

 2003 and thereafter . . . . . . . . . . . . . .   100.00%

      Prior to August 1, 1998, the Company may, at its option, on any one or more occasions redeem up to 40% of the aggregate face amount of Securities originally offered in the Offering at a redemption price equal to 110.50% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of an underwritten public offering of Common Stock of the Company; provided that at least 60% of the original aggregate principal amount of the Securities remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such underwritten public offering of Common Stock of the Company.

SECTION 2.03.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

      If at any time the aggregate amount of Excess Proceeds that have not been applied in accordance with this Section 2.03 exceeds $20.0 million, the Company shall, within 10 days thereafter, make an offer to all Holders of Securities (an "Excess Proceeds Offer") to purchase the maximum principal amount of Securities, that is an integral multiple of $1,000, that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures specified below.

      The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the maximum principal amount of Securities that may be purchased with such Excess Proceeds (or such pro rata portion) (which maximum principal amount of Securities shall be the "Offer Amount") or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Excess Proceeds Offer, subject to the provisions of Section 3.07.

      If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Excess Proceeds Offer on the portion of the tendered Securities purchased pursuant to the Excess Proceeds Offer.

      Upon the commencement of any Excess Proceeds Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders of the Securities, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Excess Proceeds Offer. The Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

         (a) that the Excess Proceeds Offer is being made pursuant to Sections 2.03 and 3.07 and the length of time the Excess Proceeds Offer shall remain open;

         (b) the Offer Amount (including the amount of accrued interest, if any), the purchase price and the Purchase Date;

         (c) that any Security or portion thereof not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof;

         (d) that any Security or portion thereof accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Security or portion thereof purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

         (f) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the fourth Business Day before the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security or portion thereof the Holder delivered for purchase, the Security certificate number and a statement that such Holder is withdrawing his election to have the Security or portion thereof purchased;

         (g) that, if the aggregate principal amount of Securities tendered by Holders exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased);

         (h) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

         (i) the instructions that Holders must follow to tender their Securities.

      On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Securities or portion thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 2.03. The Company, depository or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase
Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Security or portion thereof tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee shall authenticate and mail or deliver such new Security to such Holder equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the second Business Day following the Purchase Date. In the event that the aggregate amount of Excess Proceeds exceeds the aggregate principal amount of Securities or portion thereof surrendered by Holders thereof pursuant to an Excess Proceeds Offer, the Company may use the remaining Excess Proceeds for general purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be deemed to be reset at zero.

      The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to an Excess Proceeds Offer. To the extent that the provision of any securities laws or regulations conflict with the provisions of this
Section 2.03, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 2.03 or Article Thirteen of the Original Indenture by virtue thereof.

      The provisions set forth in Article Thirteen of the Original Indenture shall not apply to Excess Proceeds Offers.


                                 ARTICLE 3
                                 COVENANTS

SECTION 3.01.  REPORTS.

      (a) The Company will file with the Trustee and provide Holders of Securities, within 15 days after it files them with the Commission, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rule or regulation prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act ("SEC Reports"). Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall continue to file with the Commission and provide the Trustee and Holders with, without cost to each Holder, (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form); and (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form) containing the information required to be contained therein (or required in any successor or comparable form); provided, however, that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filings. The Company will in all cases, without cost to each recipient, provide copies of such information to the Holders of the Securities and, if they are not permitted to file such reports with the Commission, shall make available such information to prospective purchasers and to securities analysts and broker-dealers upon their request. The Company shall also comply with the provisions of TIA Sec. 314(a).

      (b) The Company shall provide the Trustee with a sufficient number of copies of all SEC Reports that the Trustee may be required to deliver to the Holders of the Securities under this Section 3.01.

SECTION 3.02.  TAXES.

      The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

SECTION 3.03.  STAY, EXTENSION AND USURY LAWS.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 3.04.  RESTRICTED PAYMENTS.

      (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than (1) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company; or (2) dividends or distributions by a Restricted Subsidiary of the Company so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary of the Company receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company; or (iii) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

      (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

      (B) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issuance Date (including Restricted Payments permitted by clause (i) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (V) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the fiscal quarter that first begins after the Issuance Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (W) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities received by the Company since the Issuance Date from the issue or sale of Equity Interests (including Retired Capital Stock (as defined below)) or debt securities of the Company that have been converted into such Equity Interests of the Company (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (X) 100% of the aggregate amounts contributed to the capital of the Company, plus (Y) 100% of the aggregate amounts received in cash and the fair market value of marketable securities (other than Restricted Investments) received from (i) the sale or other disposition of Restricted Investments made by the Company and its Subsidiaries or (ii) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to the Company or any Subsidiary from the proceeds of such sale plus (Z) $40 million.

      (b)   The foregoing provisions in Section 3.04(a) shall not prohibit:

      (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

      (ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary (the "Retired Capital Stock") in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock) (the "Refunding Capital Stock"), and (B) if immediately prior to such retirement of Retired Capital Stock the declaration and payment of dividends thereon was permitted under clause (v) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; provided that at the time of the declaration of any such dividends, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

      (iii) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of any Equity Interests of the Company held by any future, present or former employee or director of the Company or any Subsidiary pursuant to any management equity plan or stock option plan or any other agreement, provided that the aggregate Restricted Payments made under this clause (iii) does not exceed the sum of (A) $10 million in any fiscal year (provided that any unused amounts may be carried over to any subsequent fiscal year subject to a maximum amount of $20 million in any fiscal year) plus (B) cash proceeds from the sale of Equity Interests to members of management of the Company and its Subsidiaries;

      (iv) the payment of any amounts in connection with the Merger under the Merger Agreement, the Employment Continuity Agreements, the Deferred Compensation Agreements and the documents executed in connection therewith, including without limitation, appraisal or similar rights;

      (v) the declaration and payment of dividends to holders of any class or series of Preferred Stock (other than Disqualified Stock) issued after the Issuance Date (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii)); provided that at the time of such issuance the Fixed Charge Coverage Ratio of the Company, after giving effect to such issuance, would be greater than 1.50 to 1.00;

      (vi) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $40 million at any one time outstanding;

      (vii) the payment of dividends on the Company's Common Stock, following the first public offering of the Company's Common Stock after the Issuance Date, of up to 6% per annum of the net proceeds received by the Company in such public offering, other than public offerings with respect to the Company's Common Stock registered on Form S-8; and

      (viii) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company in existence on the Issuance Date which are not held by the Permitted Holder on the Issuance Date (including any Equity Interests issued in respect of such Equity Interests as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise, but excluding any management equity plan or stock option plan or similar agreement), provided that the aggregate Restricted Payments made under this clause (viii) shall not exceed $50 million, provided further that notwithstanding the foregoing proviso, the Company shall be permitted to make additional Restricted Payments under this clause (viii) if the Fixed Charge Coverage Ratio of the Company, after giving effect to such Restricted Payment, would be greater than 1.50 to 1.00; provided, further, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iii), (v), (vi), (vii) and (viii), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and provided further that for purposes of determining the aggregate amount expended for Restricted Payments in accordance with clause (a)(B) of the immediately preceding paragraph, only the amounts expended under clause (i) shall be included.

      (c) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 3.04 were computed, which calculations may be based upon the Company's latest available financial statements.

      (d) The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

SECTION 3.05.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
               SUBSIDIARIES.

      The Company will not, and will not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

      (a)  (i)   pay dividends or make any other distributions to the
   Company or any of its Restricted Subsidiaries on its Capital Stock or any other interest or participation in, or measured by, its profits or
   (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

      (b) make loans or advances to the Company or any of its Restricted Subsidiaries that are Subsidiary Guarantors; or

      (c) sell, lease, or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries that are Subsidiary Guarantors,

      except (in each case) for such encumbrances or restrictions existing under or by reason of: (i) contractual encumbrances or restrictions in effect on the Issuance Date, including pursuant to the Credit Facility and its related documentation; (ii) the Indenture and the Securities; (iii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition; (iv) by reason of customary non-assignment or subletting provisions in leases entered into in the ordinary course of business and consistent with past practices; (v) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired; (vi) applicable law or any applicable rule or order; (vii) Existing Indebtedness; (viii) other Indebtedness permitted to be incurred subsequent to the Issuance Date pursuant to Section 3.06 hereof; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circumstances); (ix) any Mortgage Financing or Mortgage Refinancing that imposes restrictions on the real property securing such Indebtedness; (x) any Permitted Investment;
(xi) contracts for the sale of assets, including, without limitation customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (xii) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 3.06 and

3.09 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness; (xiii) customary net worth provisions contained in leases and other agreements entered into in the ordinary course of business; (xiv) customary provisions in joint venture agreements and other similar agreements; and (xv) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiv) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors (as evidenced by a Board Resolution, a copy of which is delivered to the Trustee), no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 3.06. LIMITATIONS ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

      (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Indebtedness) or any shares of Disqualified Stock; provided, however, that the Company or its Restricted Subsidiaries may incur Indebtedness or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been (x) at least 1.75 to 1.0 if such date is prior to April 4, 1998 and (y) 2.0 to 1.0 if such date is on or after April 4, 1998 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and application of proceeds had occurred at the beginning of such four-quarter period.

      (b)   The foregoing limitation in Section 3.06(a) shall not apply to:


         (i) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under the Credit Facility and the issuance of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the maximum face amount thereunder) up to an aggregate principal amount of $750 million outstanding at any one time, less principal repayments in accordance with the schedule of required principal repayments under the Credit Facility in effect at the Issuance Date; (ii) the incurrence by the Company or any of its Restricted Subsidiaries of any Existing Indebtedness; (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by the Securities or a Subsidiary Guarantee;
   (iv) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets); provided that, in the case of Indebtedness exceeding $2 million for any such obligation or transaction, such Indebtedness exists at the date of such purchase or transaction or is created within 180 days thereafter; (v) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; (vi) Guarantees incurred in the ordinary course of business, by the Company or a Restricted Subsidiary, of Indebtedness of any other Person in the aggregate not to exceed $15 million outstanding at any time; (vii) Guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by a Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; (viii) Indebtedness arising from Guarantees of Indebtedness of the Company or any Restricted Subsidiary or other agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition; (ix) intercompany Indebtedness between or among the Company and any Restricted Subsidiaries and Guarantees by a Restricted Subsidiary of the Company of Indebtedness of any other Restricted Subsidiary of the Company or the Company; (x) Hedging Obligations that are incurred (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; (xi) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business; (xii) Indebtedness not otherwise permitted hereunder in an amount under this clause (xii) not to exceed $150 million at any one time; and (xiii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund, refinance or restructure its Existing Indebtedness or any other Indebtedness incurred as permitted under the first paragraph of this covenant and clauses (ii), (iii),
   (iv), (v), (viii), (x) and (xi) above, or any Indebtedness issued to so refund, refinance or restructure such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided however that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of Indebtedness being refunded or refinanced and (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Securities, such Refinancing Indebtedness is subordinated or pari passu to the Securities at least to the same extent as the Indebtedness being refinanced or refunded; and provided further that subclauses (A) and (B) of this clause (xiii) will not apply to any refunding or refinancing of any Senior Indebtedness.

SECTION 3.07.  ASSET SALES.

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless (w) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such Asset Sale and (x) the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; provided however that the Company shall have the right to exclude from the provisions of this paragraph and the succeeding paragraph Asset Sales subsequent to the Issuance Date the proceeds of which are derived from the sale and substantially concurrent lease-back of a supermarket and/or related assets or equipment which is acquired or constructed by the Company or a Restricted Subsidiary subsequent to the date that is six months prior to the Issuance Date; provided that such sale and substantially concurrent lease-back occurs within 365 days following such acquisition or the completion of such construction, as the case may be.

      (b) Within 365 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale to any of the following: (i) permanently reduce Obligations under the Credit Facility (and to correspondingly reduce commitments with respect thereto) or other Senior Indebtedness or Pari Passu Indebtedness, (ii) use such Net Proceeds to secure Letter of Credit Obligations to the extent related letters of credit have not been drawn upon or returned undrawn,
(iii) invest in any one or more business, capital expenditure or other tangible asset of the Company or any Restricted Subsidiary, in each case, engaged, used or useful in the Principal Business, with no concurrent obligation to make an offer to purchase any Securities, (iv) invest in properties or assets that replace the properties and assets that are the subject of such Asset Sale and (v) in the case of a sale of a store or stores, deem such Net Proceeds to have been applied to the extent of any capital expenditures made to acquire or construct a replacement store in the general vicinity of the store sold within 365 days preceding the date of the Asset Sale. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents which shall be pledged to the Trustee as security for the Securities. Any Net Proceeds from the Asset Sale that are not invested as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

SECTION 3.08.  TRANSACTIONS WITH AFFILIATES.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $5 million, unless:

      (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

      (b) the Company delivers to the Trustee with respect to any Affiliate Transaction involving aggregate payments in excess of $15 million, a resolution adopted by a majority of the disinterested directors of the Board of Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

      The foregoing provisions will not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries that are Subsidiary Guarantors or between or among the Restricted Subsidiaries that are Subsidiary Guarantors; (ii) Restricted Payments permitted by Section 3.04 hereof; (iii) the payment of all fees, expenses and other amounts as disclosed in the proxy/prospectus relating to the Merger; (iv) the payment of customary annual management, consulting and advisory fees and related expenses to KKR and its Affiliates; (v) the payment of reasonable and customary regular fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary; (vi) the transfer or provision of inventory, goods or services by the Company or any Restricted Subsidiary in the ordinary course of business to any Restricted Subsidiary on terms that are customary in the industry or consistent with past practices; (vii) payments by the Company or any of its Restricted Subsidiaries to KKR and its Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors in good faith; (viii) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the holders of the Securities a written opinion of an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ix) payments or loans to employees or consultants which are approved by the Board of Directors of the Company in good faith; (x) any agreement as in effect as of the Issuance Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not disadvantageous to the Holders of the Securities in any material respect); (xi) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issuance Date and any similar agreements which it may enter into thereafter, provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issuance Date shall only be permitted by this clause (xi) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Securities in any material respect; (xii) transactions permitted by, and complying with, the provisions of Section 4.01 hereof; and (xiii) transactions with suppliers or other purchases or sales of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SECTION 3.09.  LIENS.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Subordinated Indebtedness on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Securities are equally and ratably secured with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 3.10.  OFFER TO PURCHASE UPON CHANGE OF CONTROL.

      (a) Upon the occurrence of a Change of Control, the Company will make an offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Securities pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder of Securities issued under the Indenture, with a copy to the Trustee, with the following information: (1) a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control," and that all Securities properly tendered pursuant to such Change of Control Offer will be accepted for payment; (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except as may be otherwise required by applicable law (the "Change of Control Payment Date"); (3) any Security not properly tendered will remain outstanding and continue to accrue interest; (4) unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date; (5) Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) Holders will be entitled to withdraw their tendered Securities and their election to require the Company to purchase such Securities, provided, that the paying agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities tendered for purchase, the Security certificate number and a statement that such Holder is withdrawing his tendered Securities and his election to have such Securities purchased; and (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. Prior to complying with the provisions of this
Section 3.10, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding amounts under the Credit Facility or offer to repay in full all outstanding amounts under the Credit Facility and repay the Obligations held by each lender who has accepted such offer or obtain the requisite consents, if any, under the Credit Facility to permit the repurchase of the Securities required by this
Section 3.10. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described herein by virtue thereof.

      (b) On the Change of Control Payment Date, the Company will, to the extent permitted by law, (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Securities or portions thereof so tendered and (3) deliver, or cause to be delivered, to the Trustee for cancellation the Securities so accepted together with an Officers' Certificate stating that such Securities or portions thereof have been tendered to and purchased by the Company. The Indenture will provide that the paying agent will promptly mail to each Holder of Securities the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, provided, that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 3.11.  LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS.

      Neither the Company nor any Subsidiary Guarantor will, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is either (a) pari passu in right of payment with the Securities or the Subsidiary Guarantee, as the case may be, or (b) subordinate in right of payment to the Securities, in the same manner and at least to the same extent as the Securities are subordinate to Senior Indebtedness.

SECTION 3.12.  LIMITATION ON PRINCIPAL AMOUNT, ETC.

      The Securities will be limited in aggregate principal amount and will have terms regarding maturity and interest, among other things, as set forth in Exhibit A hereto. The Securities will be issued in the form of a Global Note pursuant to the terms of the Original Indenture.


                                 ARTICLE 4
                                 SUCCESSORS

SECTION 4.01.  MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY ALL
               ASSETS

      The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee under the Securities and the Indenture; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 3.06 hereof. The foregoing provisions shall not apply to the Merger. Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction. Section 10.01 of the Original Indenture shall not apply to the Securities.


                                 ARTICLE 5
                           DEFAULTS AND REMEDIES

SECTION 5.01.  EVENTS OF DEFAULT.

      Each of the following constitutes an "Event of Default", replacing and superseding in full the Events of Default set forth in Section 5.01 of the Original Indenture:

      (a) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal or premium, if any, on the Securities or under any Subsidiary Guarantee;

      (b) default for 30 days or more in the payment when due of interest on the Securities or under any Subsidiary Guarantee;

      (c) failure by the Company or any Subsidiary Guarantor for 30 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the Securities then outstanding to comply with any of its other agreements in the Indenture or the Securities;

      (d) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, if both (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $30 million or more at any one time outstanding;

      (e) failure by the Company or any of its Significant Subsidiaries that is a Subsidiary Guarantor to pay final judgments aggregating in excess of $30 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final;

      (f) the Company or any of its Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case;
   (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing that it is generally not paying its debts (other than debts which are the subject of a bona fide dispute) as they become due; or

      (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and: (A) is for relief against the Company or any of its Subsidiaries in an involuntary case; (B) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries; or (C) orders the liquidation of the Company or any of its Subsidiaries; provided that clauses (A), (B) and (C) shall not apply to an Unrestricted Subsidiary, unless such action or proceeding has a material adverse effect on the interests of the Company or any Restricted Subsidiary.

SECTION 5.02.  ACCELERATION.

      If any Event of Default (other than by reason of an Event of Default specified in paragraphs (f) and (g) of Section 5.01 hereof) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Securities may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under Sections 5.01(f) or (g) hereof, with respect to the Company or any Subsidiary Guarantor that is a Significant Subsidiary, all outstanding Securities will become due and payable without further action or notice. The provisions set forth in the first paragraph of Section 5.02 of the Original Indenture shall not apply to the Securities.

SECTION 5.03.  COMPLIANCE CERTIFICATE; NOTICES OF DEFAULT.

      The Company is required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Company, to deliver to the Trustee a statement specifying such Default or Event of Default.


                                 ARTICLE 6
                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 6.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

      The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Securities, elect to have either Section 6.02 or 6.03 be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 6. Sections 15.01 and 15.02 of the Original Indenture shall not apply to the Securities.

SECTION 6.02.  LEGAL DEFEASANCE AND DISCHARGE.

      Upon the Company's exercise under Section 6.01 of the option applicable to this Section 6.02, the Company and each Subsidiary Guarantor, shall be deemed to have been discharged from its obligations with respect to all outstanding Securities and any Subsidiary Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged all the Obligations relating to the outstanding Securities and any Subsidiary Guarantee, and the Securities shall thereafter be deemed to be "outstanding" only for the purposes of Section 15.03 of the Original Indenture and the other Sections of the Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Securities and the Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due solely out of the trust created pursuant to the Indenture; (b) the Company's and any Subsidiary Guarantor's obligations with respect to Securities concerning issuing temporary Securities, registration of such Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and any Subsidiary Guarantor's obligations in connection therewith; and (d) the Legal Defeasance provisions of the Indenture.

SECTION 6.03.  COVENANT DEFEASANCE.

      Upon the Company's exercise under Section 6.01 of the option applicable to this Section 6.03, the Company shall be released from its obligations under the covenants contained in Sections 3.01, 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.11 and Article 4 hereof and Article Ten of the Original Indenture with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.01 (c),
(d) or (e) but, except as specified above, the remainder of the Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 6.01 of the option applicable to this
Section 6.03, Sections 5.01(c) through 5.01(e) shall not constitute Events of Default.

SECTION 6.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

      The following shall be the conditions to the application of either
Section 6.02 or Section 6.03 to the outstanding Securities:

      (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of the Indenture who shall agree to comply with the provisions of this Article 6 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest due on the outstanding Securities, on the stated maturity date or on the applicable optional redemption date, as the case may be, of such principal, premium, if any, or interest on the outstanding Securities;

      (ii) in the case of Legal Defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (iii) in the case of Covenant Defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

      (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

      (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

      (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

      (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

      (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.


                                 ARTICLE 7
                         SATISFACTION AND DISCHARGE

SECTION 7.01.  SATISFACTION AND DISCHARGE OF INDENTURE.

      The Indenture will be discharged and will cease to be of further effect as to all Securities issued thereunder, when either (a) all such Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or (b) (i) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default with respect to the Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound; (iii) the Company has paid all sums payable by it under the Indenture; and (iv) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such Securities at maturity or the redemption date, as the case may be. In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. The provisions of
Section 4.01 of the Original Indenture, except for the last paragraph thereof, shall not apply to the Securities.

                                 ARTICLE 8
                     AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01.  WITHOUT CONSENT OF HOLDERS OF SECURITIES.

      Notwithstanding Section 8.02 hereof, the Company and the Trustee may amend or supplement the Indenture, the Securities or the Subsidiary Guarantees without the consent of any Holder of a Security:

      (a)   to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

      (c) to comply with the covenants relating to mergers, consolidations and sale of assets;

      (d) to provide for the assumption of the Company's obligations to Holders of the Securities;

      (e) to make any change that would provide any additional rights or benefits to the Holders of the Securities (including providing for additional Subsidiary Guarantees pursuant to the Indenture) or that does not adversely affect the legal rights under the Indenture of any such Holder;

      (f) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company; or

      (g) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

      Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 11.03 of the Original Indenture, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under the Indenture or otherwise. Section 11.01 of the Original Indenture shall not apply to the Securities.

SECTION 8.02.  WITH CONSENT OF HOLDERS OF SECURITIES.

      The Company and the Trustee may amend or supplement the Indenture or the Securities or any amended or supplemental Indenture with the written consent of the Holders of Securities of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities), and any existing Default and its consequences or compliance with any provision of the Indenture, the Securities or the Subsidiary Guarantees, if any, may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities).

      Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.03 of the Original Indenture, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      It shall not be necessary for the consent of the Holders of Securities under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 5.08 and
5.13 of the Original Indenture, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of the Indenture or the Securities. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder of Securities):

      (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

      (ii) reduce the principal of or change the fixed maturity of any Security or alter or waive the provisions with respect to the redemption of the Securities (other than Sections 2.03, 3.07 and 3.10 hereof);

      (iii) reduce the rate of or change the time for payment of interest on any Security;

      (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

      (v) make any Security payable in money other than that stated in the Securities;

      (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of, premium, if any, or interest on the Securities; or

      (vii) make any change in the foregoing amendment and waiver provisions.

      Section 11.02 of the Original Indenture shall not apply to the Securities.

SECTION 8.03.  REVOCATION AND EFFECT OF CONSENTS.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Security.

      The Company may fix a record date for determining which Holders of the Securities must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or (ii) such other date as the Company shall designate.

SECTION 8.04.  NOTATION ON OR EXCHANGE OF SECURITIES.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.05.  PAYMENT FOR CONSENTS.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Securities, unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                 ARTICLE 9
                               SUBORDINATION

      This Article 9 supersedes and replaces in full the provisions set forth in Article Sixteen of the Original Indenture with respect to the Securities.

SECTION 9.01.  AGREEMENT TO SUBORDINATE.

      The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination provided for in this Article is for the benefit of, and may be enforced directly by, the holders of Senior Indebtedness.

SECTION 9.02.  CERTAIN DEFINITIONS.

      "Designated Senior Indebtedness" means (i) Indebtedness under the Credit Facility so long as any Obligations under the Credit Facility are outstanding and (ii) any other Senior Indebtedness permitted under the Indenture the principal amount of which is $25 million or more and that has been designated by the Company as Designated Senior Indebtedness.

      "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

      "Senior Indebtedness" means (i) the Indebtedness under the Credit Facility and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities.
Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (1) any liability for federal, state, local or other taxes owed or owing by the Company, (2) any obligation of the Company to any of its Subsidiaries, (3) any accounts payable or trade liabilities arising in the ordinary course of business (including instruments evidencing such liabilities), (4) any Indebtedness that is incurred in violation of the Indenture, (5) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (6) any Indebtedness, Guarantee or obligation of the Company which is subordinate or junior to any other Indebtedness, Guarantee or obligation of the Company, (7) Indebtedness evidenced by the Securities and (8) Capital Stock.

      A distribution may consist of cash, securities or other property, by set-off or otherwise.

SECTION 9.03.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

      Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

      (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Indebtedness (including interest accruing after the commencement of any such proceeding at the rate specified in the documents relating to the applicable Senior Indebtedness, regardless of whether the claims of the holders of such Senior Indebtedness for such interest are allowed in such proceeding) before Holders shall be entitled to receive any payment with respect to the Securities (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Securities to (a) Senior Indebtedness and
   (b) any securities issued in exchange for Senior Indebtedness and
   (ii) payments and other distributions made from any defeasance trust created pursuant to Section 6.04 hereof); and

      (2) until all Obligations with respect to Senior Indebtedness (as provided in subsection (1) above) are paid in full in cash or Cash Equivalents, any distribution to which Holders would be entitled but for this Article shall be made to holders of Senior Indebtedness (except that Holders may receive securities that are subordinated to at least the same extent as the Securities to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness), as their interests may appear.

SECTION 9.04.  DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

      The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Securities and may not acquire from the Trustee or any Holder any Securities for cash or property (other than (i) securities that are subordinated to at least the same extent as the Securities to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness and (ii) payments and other distributions made from any defeasance trust created pursuant to
Section 6.04 hereof) until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full in cash or Cash Equivalents if:

      (i) a default in the payment of any principal of, premium, if any, or interest with respect to Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior
   Indebtedness; or

      (ii) a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of the Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 9.12 hereof. No new period of payment blockage may be commenced unless and until 365 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. However, if any Payment Blockage Notice within such 365-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Representative under the Credit Facility), the Representative under the Credit Facility may give another Payment Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 365 consecutive day period. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

      The Company may and shall resume payments on and distributions in respect of the Securities and may acquire them upon the earlier of:

      (1) in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist or all Obligations in respect of such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents, or

      (2) in case of a nonpayment default, the earlier of (x) the date on which such nonpayment default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received or (z) such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of a majority of the outstanding principal amount of such Designated Senior Indebtedness or their Representative who delivered such notice (the "Payment Blockage Period"), after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 9.05.  ACCELERATION OF SECURITIES.

      If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 9.06.  WHEN DISTRIBUTION MUST BE PAID OVER.

      In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Securities at a time when such payment is prohibited by Section 9.04 hereof, such payment shall be held by the Trustee or such Holder, for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or to their Representative under the indenture or other agreement (if any) pursuant to which such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in cash or Cash Equivalents in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the benefit of holders of Senior Indebtedness.

      With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 9, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 9, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 9.07.  NOTICE BY COMPANY.

      The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article 9.

SECTION 9.08.  SUBROGATION.

      After all Senior Indebtedness is paid in full in cash or Cash Equivalents and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. No payments or distributions to the holders of Senior Indebtedness to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article or payments over, pursuant to the provisions of this Article, to the holders of such Senior Indebtedness by the Holders of the Securities or on their behalf or by the Trustee shall, as between the Company, its creditors other than the holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment by the Company to or on account of Senior Indebtedness; it being understood that the provisions of this Article are intended solely for the purpose of determining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

SECTION 9.09.  RELATIVE RIGHTS.

      This Article defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in the Indenture shall:

      (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

      (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

      (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

      If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

SECTION 9.10.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

      No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with the Indenture.

SECTION 9.11.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

      Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

      Upon any payment or distribution of assets of the Company referred to in this Article 9, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 9.

SECTION 9.12.  RIGHTS OF TRUSTEE AND PAYING AGENT.

      Notwithstanding the provisions of this Article 9 or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this
Article 9. Only the Company or a Representative may give the notice. Nothing in this Article 9 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 6.07 of the Original Indenture.

      The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights.

SECTION 9.13.  AUTHORIZATION TO EFFECT SUBORDINATION.

      Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.04 of the Original Indenture hereof at least 30 days before the expiration of the time to file such claim, the Representative under the Credit Facility (if the Credit Facility is still outstanding) is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

SECTION 9.14.  AMENDMENTS.

      The provisions of this Article 9 shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

SECTION 9.15.  MODIFICATION OF TERMS OF SENIOR INDEBTEDNESS.

      Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee.

      No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article 9 or of the Securities relating to the subordination thereof.

SECTION 9.16. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATION
AGENT.

      Upon any payment or distribution of assets of the Company referred to in this Article 9, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which each insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 9.

                                 ARTICLE 10
                           SUBSIDIARY GUARANTEES

SECTION 10.01. SUBSIDIARY GUARANTEE.

      At any time commencing one year after the date of the Indenture, at the option of the Company, any or all of the Restricted Subsidiaries of the Company (each, a "Subsidiary Guarantor") may, jointly and severally, unconditionally guarantee on a senior subordinated basis, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the Obligations of the Company hereunder, that: (a) the principal of and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this guarantee will not be discharged except by complete performance of the obligations contained in the Securities and the Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Subsidiary Guarantor, any amount paid by either to the Trustee or such Holder, this guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until the Securities have been paid in full. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of this guarantee.

      Notwithstanding the foregoing, in the event that any Subsidiary Guarantee hereunder would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of a Subsidiary Guarantor under such Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

SECTION 10.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

      To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that an acknowledgement of such Subsidiary Guarantee substantially in the form of Exhibit B hereto shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents and attested to by an Officer and delivered to the Trustee.

      Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

      If an officer or Officer whose signature is on the Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

      The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in the Indenture on behalf of the Subsidiary
Guarantors.

SECTION 10.03. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN
               TERMS.

      Subject to Section 10.04 hereof, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving entity) another Person, whether or not affiliated with such Subsidiary Guarantor, unless:

      (a) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a senior subordinated basis, all of such Subsidiary Guarantor's obligations under the Subsidiary Guarantee and the Indenture on the terms set forth herein; and

      (b) immediately after such transaction no Default or Event of Default exists.

      In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles 3 and 4 hereof, nothing contained in the Indenture shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company.

SECTION 10.04. RELEASES FROM SUBSIDIARY GUARANTEES.

      In the event of (i) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor or the sale of a Subsidiary Guarantor by way of merger, consolidation or otherwise, (ii) a Restricted Subsidiary becoming an Unrestricted Subsidiary pursuant to the terms of the Indenture, (iii) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor or (iv) if at any time such Subsidiary Guarantor does not guarantee any Obligations under the Credit Facility, then such Subsidiary Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that (x) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (y) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture and (z) if such Subsidiary Guarantor is to become an Unrestricted Subsidiary, all Investments by the Company or any other Restricted Subsidiary in such Subsidiary Guarantor shall be deemed a Restricted Investment (to the extent not previously included as a Restricted Investment) made on the date of such designation in the amount of the book value of such Investment. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 3.07, the Trustee shall execute any documents prepared by the Subsidiary Guarantor reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Subsidiary Guarantor whose guarantee of the Securities is released pursuant to clause (iv) and which remains a Restricted Subsidiary shall be deemed a Subsidiary Guarantor for all purposes of the Indenture so long as it remains a Restricted Subsidiary and does not guarantee any Obligations under the Credit Facility. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in this Article 10.


                                 ARTICLE 11
                               MISCELLANEOUS

SECTION 11.01. NO PERSONAL LIABILITY OF PARTNERS, DIRECTORS, OFFICERS,
               EMPLOYEES AND STOCKHOLDERS.

      No director, officer, employee, incorporator or stockholder of the Company or the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities, any Subsidiary Guarantee or the Indenture, as applicable, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities and the Subsidiary Guarantees.

SECTION 11.02. PRIORITY OF SUPPLEMENTAL INDENTURE.

      In the event any conflict arises between the terms of the Original Indenture and the terms of this Supplemental Indenture, the terms of this Supplemental Indenture shall be controlling and supersede such conflicting terms of the Original Indenture; provided that, in all circumstances,
Section 1.06 of the Original Indenture shall control. Unless otherwise specifically modified or amended hereby, the terms of the Original Indenture shall remain in full force and effect with respect to the Securities.

SECTION 11.03. GOVERNING LAW.

      This Indenture shall be deemed to be a contract made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the internal laws of said State without regard to the conflicts of law rules of said State.

SECTION 11.04. APPOINTMENT OF PAYING AGENT, ETC..

      The Company hereby appoints Bankers Trust Company to be Paying Agent, an Authenticating Agent and a Security Registrar with respect to the Securities, pursuant to Section 3.01(25) of the Original Indenture and agrees to pay the reasonable fees and expenses of Bankers Trust Company in connection with its duties as Paying Agent, Authenticating Agent and co-Security Registrar.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              BRUNO'S, INC.



                              By:  /s/ Ronald G. Bruno
                                 -----------------------------------------
                                 Name: Ronald G. Bruno
                                 Title: Chairman of the Board of Directors
                                        and Chief Executive Officer



Attest:

/s/ R. Michael Conley
- -------------------------
Name:   R. Michael Conley
Title:  Secretary


Seal
                              MARINE MIDLAND BANK,
                                as Trustee



                              By:  /s/ Carmela Ehrat
                                 ------------------------
                                 Name:   Carmela Ehrat
                                 Title:  Vice President


Attest:

/s/ Frank J. Godino
- -------------------------
Name:   Frank J. Godino
Title:  Corporate Trust
        Officer

Seal

                                                                  Exhibit A
                     (Face of Senior Subordinated Note)

                   10 1/2% Senior Subordinated Note due 2005
                                                       CUSIP NO.: 116881AB9
No.                                                             $__________

Bruno's, Inc.

promises to pay to

or its registered assigns

the principal sum of

Dollars on August 1, 2005.

Interest Payment Dates: February 1 and August 1, commencing February 1, 1996.

Record Dates: January 15 and July 15 (whether or not a Business Day).

                  BRUNO'S, INC.


                  By:______________________________________________________
                     Ronald G. Bruno
                     Chairman of the Board of Directors and
                     Chief Executive Officer


                  By:______________________________________________________
                     R. Michael Conley
                     Secretary
(SEAL)

This is one of the Senior Subordinated Notes issued under the within-mentioned Indenture:

Marine Midland Bank, as Trustee
By: Bankers Trust Company, as Authenticating Agent

By:_______________________________________________
   Authorized Signatory

Dated:  August 18, 1995

                     (Back of Senior Subordinated Note)

                   10 1/2% Senior Subordinated Note due 2005

   This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

   Unless this Security is presented by an authorized representative of the Depositary (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Security issued upon registration or transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

      Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

      1. Interest. Bruno's, Inc., an Alabama corporation (the "Company"), promises to pay interest on the principal amount of this Senior
Subordinated Note at the rate and in the manner specified below. Interest will accrue at 10 1/2% per annum and will be payable semi-annually in cash on each February 1 and August 1, commencing February 1, 1996, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date") to Holders of record of the Senior Subordinated Notes at the close of business on the immediately preceding January 15 and July 15, whether or not a Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 18, 1995. To the extent lawful, the Company shall pay interest on overdue principal at the rate of the then applicable interest rate on the Senior Subordinated Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

      2. Method of Payment. The Company will pay interest on the Senior Subordinated Notes (except defaulted interest) to the Persons who are registered Holders of Senior Subordinated Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Senior Subordinated Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Senior Subordinated Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Senior Subordinated Notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by wire transfer to the Holders of Senior Subordinated Notes at their respective addresses set forth in the register of Holders of Senior Subordinated Notes. Unless otherwise designated by the Company, the Company's office or agency will be the office of Bankers Trust Company maintained for such purpose.

      3. Paying Agent and Security Registrar. Initially, Bankers Trust Company (4 Albany Street, New York, New York 10006) will act as Paying Agent and co-Security Registrar. The Company may change any Paying Agent, Security Registrar or co-registrar without prior notice to any Holder of a Senior Subordinated Note. The Company may act in any such capacity.

      4. Indenture. The Company issued the Senior Subordinated Notes as Registered Securities under an Indenture, dated as of August 18, 1995, as amended and supplemented by the First Supplemental Indenture, dated as of August 18, 1995 (collectively, the "Indenture"), between the Company and the Trustee. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.
Code Sec.Sec. 77aaa-77bbbb), as in effect on the date of the Indenture. The Senior Subordinated Notes are subject to all such terms, and Holders of Senior Subordinated Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Senior Subordinated Notes.
The Senior Subordinated Notes are unsecured obligations of the Company limited to $400,000,000 in aggregate principal amount.

      5. Optional Redemption. Except as provided in the next paragraph, the Senior Subordinated Notes are not redeemable at the Company's option prior to August 1, 2000. From and after August 1, 2000, the Senior Subordinated Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:
                                               Percentage of
 Year                                        Principal Amount
 ----                                        ----------------

 2000  . . . . . . . . . . . . . . . . . . . . .   105.25%

 2001  . . . . . . . . . . . . . . . . . . . . .   103.50%

 2002  . . . . . . . . . . . . . . . . . . . . .   101.75%

 2003 and thereafter . . . . . . . . . . . . . .   100.00%

      Prior to August 1, 1998, the Company may, at its option, on any one or more occasions redeem up to 40% of the aggregate face amount of Senior Subordinated Notes originally issued at a redemption price equal to 110.50% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of an underwritten public offering of Common Stock of the Company; provided that at least 60% of the original aggregate principal amount of the Senior Subordinated Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such underwritten public offering of Common Stock of the Company.

      6. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase on the Change of Control Payment Date all outstanding Senior Subordinated Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. Holders of Senior Subordinated Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Senior Subordinated Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

      (b) When the aggregate amount of Excess Proceeds from Asset Sales exceeds $20 million, the Company will be obligated to make an offer to purchase the maximum principal amount of Senior Subordinated Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer. If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Securities of $1,000 or less shall be purchased in part. Holders of Senior Subordinated Notes that are the subject of an offer to purchase will receive an Excess Proceeds Offer from the Company prior to any related purchase date and may elect to have such Senior Subordinated Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

      7. Notice of Redemption. Notice of redemption shall be given not less than 30 days and not more than 60 days before the redemption date to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address. Senior Subordinated Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Subordinated Notes held by a Holder of Senior Subordinated Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on Senior Subordinated Notes or portions of them called for redemption.

      8. Denominations, Transfer, Exchange. The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Notes may be registered and Senior Subordinated Notes may be exchanged as provided in the Indenture. The Security Registrar, the co-Security Registrar and the Trustee may require a Holder of a Senior Subordinated Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar and co-Security Registrar need not exchange or register the transfer of any Senior Subordinated Note or portion of a Senior Subordinated Note selected for redemption. Also, it need not exchange or register the transfer of any Senior Subordinated Notes for a period of 15 business days before a selection of Senior Subordinated Notes to be redeemed.

      9. Persons Deemed Owners. Prior to due presentment to the co-Security Registrar for registration of the transfer of this Senior Subordinated Note, the Trustee, any Paying Agent, the Security Registrar, the co-Security Registrar and the Company may deem and treat the Person in whose name this Senior Subordinated Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Senior Subordinated Note and for all other purposes whatsoever, whether or not this Senior Subordinated Note is overdue, and neither the Trustee, any Paying Agent, the Security Registrar, the co-Security Registrar nor the Company shall be affected by notice to the contrary. The registered Holder of a Senior Subordinated Note shall be treated as its owner for all purposes.

      10. Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture, the Senior Subordinated Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Subordinated Notes, and any existing default or compliance with any provision of the Indenture or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes. Without the consent of any Holder of a Senior Subordinated Note, the Indenture, the Senior Subordinated Notes or the Subsidiary Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated

Notes; to comply with the covenants relating to mergers, consolidations and sale of assets; to provide for the assumption of the Company's obligations to the Holders of the Senior Subordinated Notes; to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company; or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Subordinated Notes held by a non-consenting Holder of Senior Subordinated Notes) reduce the principal amount of Senior Subordinated Notes whose Holders must consent to an amendment, supplement or waiver; reduce the principal of or change the fixed maturity of any Senior Subordinated Note or alter or waive the provisions with respect to the redemption of the Senior Subordinated Notes (other than Sections 2.03, 3.07 and 3.10 of the Supplemental Indenture); reduce the rate of or change the time for payment of interest on any Senior Subordinated Note; waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Subordinated Notes (except a rescission of acceleration of the Senior Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration); make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Notes; make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Senior Subordinated Notes to receive payments of principal of, premium, if any, or interest on the Senior Subordinated Notes; or make any change in the foregoing amendment and waiver provisions.

      11. Defaults and Remedies. Each of the following constitutes an Event of Default: default in payment when due and payable, upon redemption, acceleration or otherwise, of principal or premium, if any, on the Senior Subordinated Notes or under any Subsidiary Guarantee; default for 30 days or more in the payment when due of interest on the Senior Subordinated Notes or under any Subsidiary Guarantee; failure by the Company or any Subsidiary Guarantor for 30 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the Senior Subordinated Notes then outstanding to comply with any of its other agreements in the Indenture or the Senior Subordinated Notes; default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, if both (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $30 million or more at any one time outstanding; failure by the Company or any of its Significant Subsidiaries that is a Subsidiary Guarantor to pay final judgments aggregating in excess of $30 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final; and certain events of bankruptcy or insolvency with respect to the Company. If any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Senior Subordinated Notes may declare the principal, premium (if any) and any other monetary obligations on all the then outstanding Senior Subordinated Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary Guarantor that is a Significant Subsidiary, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. Holders of the Senior Subordinated Notes may not enforce the Indenture or the Senior Subordinated Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Senior Subordinated Notes held by a non-consenting Holder. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, to deliver to the Trustee a statement specifying such Default or Event of Default.

      12. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

      13. No Personal Liabilities of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities, any Subsidiary Guarantee or the Indenture, as applicable, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities and the Subsidiary Guarantees.

      14. Subordination. Each Holder by accepting a Senior Subordinated Note agrees that the payment of principal of, premium, if any, and interest on each Senior Subordinated Note is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

      15. Subsidiary Guarantees. At any time commencing one year after the date of the Indenture, at the option of the Company, any or all of the Restricted Subsidiaries of the Company may unconditionally guarantee the payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) on the Senior Subordinated Notes.

      16. Authentication. This Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

      17. Abbreviations. Customary abbreviations may be used in the name of a Holder of a Senior Subordinated Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Senior Subordinated Notes. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company will furnish to any Holder of a Senior Subordinated Note upon written request and without charge a copy of the Indenture. Request may be made to:

               Bruno's, Inc.
               800 Lakeshore Parkway
               Birmingham, Alabama 35211
               Attention:  Secretary

                              ASSIGNMENT FORM


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


___________________________________________________________________________
               (Insert assignee's soc. sec. or tax I.D. no.)



___________________________________________________________________________
           (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date: ______________

                              Your Signature:______________________________
                              (Sign exactly as your name appears on the
                               face of this Note)

Signature Guarantee.

                     OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 2.03 or Section 3.10 of the Supplemental Indenture check the appropriate box:

      [ ]  Section 2.03           [ ]  Section 3.10

     If you want to have only part of the Security purchased by the Company pursuant to Section 2.03 or Section 3.10 of the Supplemental Indenture, state the amount you elect to have purchased:

$ _______________


Date:____________


                              Your Signature:______________________________
                              (Sign exactly as your name appears on the
                               face of this Note)

Signature Guarantee.

                                 EXHIBIT B

                            Subsidiary Guarantee

     The undersigned hereby irrevocably and unconditionally guarantees
(i) the due and punctual payment of the principal of, premium, if any, and interest on the Securities (as defined in the First Supplemental Indenture, dated as of August 18, 1995 (the "First Supplemental Indenture") to the Indenture of even date therewith between Bruno's, Inc. (the "Company") and Marine Midland Bank, as Trustee (as amended by the First Supplemental Indenture, the "Indenture")), whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders (as defined in the Indenture) or the Trustee all in accordance with the terms set forth in Article 10 of the First Supplemental Indenture, (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (iii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.
Capitalized terms used herein have the meanings assigned to them in the First Supplemental Indenture unless otherwise indicated.

          No stockholder, officer, director or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          This Subsidiary Guarantee shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This Subsidiary Guarantee may be released in accordance with the provisions set forth in Article 10 of the First Supplemental Indenture to the Indenture.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security with respect to which this Subsidiary Guarantee relates shall have been executed by the Trustee or an Authenticating Agent under the Indenture by the manual signature of one of its authorized officers.

          THE TERMS OF ARTICLE 10 OF THE FIRST SUPPLEMENTAL INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York.


[Name of Subsidiary Guarantor]



By: ________________________________
     Name:
     Title: